UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Charter Communications, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CHARTER COMMUNICATIONS, INC. 400 WASHINGTON BLVD. STAMFORD, CT 06902

D67857-P67362-Z81887

You invested in CHARTER COMMUNICATIONS, INC. and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on April 26, 2022.

Get informed before you vote

View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper copy of voting material(s) by requesting prior to April 12, 2022. If you would like to request a copy of the voting material(s), you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Vote in Person at the Meeting* April 26, 2022 8:30 AM, Mountain Daylight Time
6350 S. Fiddler’s Green Circle 2nd Floor (Conference Room C)
Greenwood Village, CO 80111

*	Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

V1.1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the

upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors	For
Nominees:
1a.	W. Lance Conn
1b.	Kim C. Goodman	For
1c.	Craig A. Jacobson	For
1d.	Gregory B. Maffei	For
1e.	John D. Markley, Jr.	For
1f.	David C. Merritt	For
1g.	James E. Meyer	For
1h.	Steven A. Miron	For
1i.	Balan Nair	For
1j.	Michael A. Newhouse	For
1k.	Mauricio Ramos	For
1l.	Thomas M. Rutledge	For
1m.	Eric L. Zinterhofer	For

2.	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2022.	For
3.	Stockholder proposal regarding lobbying activities.	Against
4.	Stockholder proposal regarding Chairman of the Board and CEO roles.	Against
5.	Stockholder proposal regarding political and electioneering expenditure congruency report.	Against
6.	Stockholder proposal regarding disclosure of greenhouse gas emissions.	Against
7.	Stockholder proposal regarding EEO-1 reports.	Against

NOTE: Such other business as may properly come before the meeting or any adjournment thereof in accordance with Charter’s bylaws.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.

D67858-P67362-Z81887